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Exhibit 99.1

        Corporate Financials for the quarter are as follows:

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  Free cash flow was $63 million for the quarter

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  Capital investment was $10 million

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  DSO was 56 days vs. 61 at this time last year

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  During the quarter, we repurchased 403,600 shares of stock for $10 million at an average price of $25.67. We now have $192 million remaining under our authorization.

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  Exhibit 99.1